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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 19, 2006


                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


            DELAWARE                     1-12202                93-1120873
(State or other jurisdiction of        (Commission            (IRS Employer
         incorporation)                File Number)        Identification No.)

          13710 FNB PARKWAY
           OMAHA, NEBRASKA                                 68154-5200
(Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300


             ------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         ONEOK, Inc.'s Annual Officer Incentive Plan

         Our Chief Executive Officer, William R. Cordes and our Chief Financial and Accounting Officer, Jerry L. Peters, as well as the following persons that have been designated as officers for purposes of Section 16 of the Securities Exchange Act of 1934: Paul F. Miller, Michel E. Nelson, Raymond D. Neppl, Pierce
H. Norton, Janet K. Place, Fred Rimington, Gaye Lynn Schaffart, and Christopher Skoog participate in ONEOK, Inc.'s compensation plans.

         ONEOK adopted their Annual Officer Incentive Plan (the AOIP) in January 2000 and previously filed a copy of it with the Securities and Exchange Commission. The AOIP provides that certain of our officers and deemed officers may receive cash incentive awards based on their individual performance and the performance and profitability of ONEOK, and the performance of particular business units of ONEOK. The corporate and business unit criteria and individual performance criteria are established annually by the Executive Compensation Committee of ONEOK's Board of Directors (the Compensation Committee). The Compensation Committee also establishes annual target awards for each officer.

         On January 19, 2006, the Compensation Committee established the corporate performance criteria for incentive awards under the AOIP for 2006. The corporate performance criteria for 2006 is based on ONEOK's earnings per share
(EPS), exclusive of the cumulative effect of accounting changes and certain gains or losses on sales of assets. ONEOK's actual EPS for 2006 will be compared to the threshold and target levels set by the Compensation Committee. No incentive amount will be paid based on this performance measure if the actual EPS for 2006 is below the threshold level set by the Compensation Committee.

         If the maximum target EPS is achieved or exceeded, then the participant's incentive award may be 200 percent of the officer's target award. After taking into account the achievement based on this ONEOK corporate performance criteria, the Compensation Committee has the authority to adjust the amount of the award, based on business unit criteria and individual performance criteria.

         Audit Committee Compensation

         At the meeting of the Partnership's Policy Committee (the Policy Committee) on January 20, 2006, the Policy Committee reviewed the annual compensation for the members of its Audit Committee. The Policy Committee determined that the compensation for the Audit Committee members was an annual retainer fee of $50,000 for the Chairman and $40,000 for the other members and a per meeting fee of $1,500. In those instances when the Policy Committee requests, pursuant to the Partnership Agreement, that the Audit Committee's review of a proposed transaction then, in lieu of meeting fees, the Audit Committee Chairman would be compensated up to an additional amount of $80,000 and the other members up to an additional amount of $65,000.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NORTHERN BORDER PARTNERS, L.P.

Date:  January 24, 2006           By:      /s/ Jerry L. Peters
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                                  Name:   Jerry L. Peters
                                  Title:  Chief Financial and Accounting Officer


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